Exhibit 10.9

AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$5,000,000	June 12, 2007

FOR VALUE RECEIVED, the undersigned, LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Maker”), hereby promises to pay to COMVEST CAPITAL, LLC, a Delaware limited liability company (“ComVest”), or registered assigns (hereinafter, collectively with ComVest, referred to as the “Payee”), on February 28, 2009 (subject to extension in accordance with Section 2.01(e) of the Loan Agreement hereinafter described, or sooner by reason of an Event of Default or required prepayment in accordance with such Loan Agreement), the principal sum of Five Million ($5,000,000) Dollars or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the Payee to the Maker pursuant to that certain Revolving Credit and Term Loan Agreement dated as of February 21, 2007 by and between ComVest and the Maker (as amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”), together with interest (computed as hereinafter provided) on any and all principal amounts outstanding hereunder from time to time from the date hereof until payment in full hereof, at a rate per annum equal to (a) with respect to principal amounts outstanding hereunder up to $3,500,000 (in the aggregate) at any time, the greater of (i) the Prime Rate (as such term is hereinafter defined) in effect from time to time plus one (1%) percent, or (ii) nine and one-half (9.5%) percent, and (b) with respect to all principal amounts outstanding hereunder in excess of $3,500,000 (in the aggregate) at any time, the greater of (i) the Prime Rate in effect from time to time plus one and one-half (1.5%) percent, or (ii) nine and one-half (9.5%) percent; provided, however, that during the continuance of any Event of Default under the Loan Agreement, the interest rate otherwise applicable hereunder shall be increased by four hundred (400) basis points. All interest shall be computed on the daily unpaid principal balance hereof based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the last day of each calendar month commencing March 31, 2007, and upon maturity or acceleration hereof.

As used herein, the term “Prime Rate” shall mean the “prime rate” or “base rate” of interest publicly announced by Citibank, N.A. (or any successor thereto, or in the event that such bank shall cease to exist and shall have no successor, any other domestic commercial bank selected by the Payee in good faith) from time to time, which is merely a reference rate for determining the interest rate to be charged on loans or other financial transactions, and may or may not be the best rate offered by such bank for commercial loans; and upon each announced change of the Prime Rate by such bank, the interest rate hereunder shall be correspondingly adjusted.

The Maker shall have the right, at any time and from time to time, to prepay all or any portion of the principal balance of this Note upon written notice to the Payee, stating the amount of the prepayment. In addition, the Maker shall be required (a) to make principal payments hereunder, without requirement of notice or demand, as and to the extent provided in Section 2.01(d) of the Loan Agreement, and (b) to make payment of all outstanding principal and accrued interest hereunder simultaneously with the payment or prepayment in full of the Term Note issued pursuant to the Loan Agreement.

Unless the Maker shall be otherwise notified in writing by ComVest, all principal and interest hereunder are payable in lawful money of the United States of America at the office of ComVest set forth in the Loan Agreement in immediately available funds. Payments of principal and/or interest hereunder shall be made, at the Payee’s option, by debiting any demand deposit account(s) in the name of the Maker at the Payee (or any agent of the Payee) or in such other reasonable manner as may be designated by the Payee in writing to the Maker and in any event shall be made in immediately available funds. The Maker hereby irrevocably authorizes the Payee to so debit any and all such demand deposit accounts.

The Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

This Note is the Revolving Credit Note issued pursuant to the terms of the Loan Agreement and is secured pursuant to the provisions of certain “Security Documents” referred to in the Loan Agreement. This Note is entitled to all of the benefits of the Loan Agreement and said Security Documents, including provisions governing the payment and the acceleration of maturity hereof, which agreements and instruments are hereby incorporated by reference herein and made a part hereof. The occurrence and continuance of an Event of Default thereunder shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

In the event that any holder of this Note shall, during the continuance of any Event of Default, exercise or endeavor to exercise any of its remedies hereunder or under the Loan Agreement or any of the Security Documents, the Maker shall pay all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees, all of which costs and expenses shall be obligations under and part of this Note; and the holder hereof may take judgment for all such amounts in addition to all other sums due hereunder.

No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Maker and by the holder hereof.

All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Security Documents or the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder. To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee.

This Note shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that such laws are superseded by Federal enactments.

This Note amends, restates and supersedes in its entirety the Revolving Credit Note dated February 21, 2007 issued by the Maker to ComVest, provided that this Note does not effect a novation of any obligations under such prior Revolving Credit Note (all of which obligations shall henceforth be evidenced by this Note).7

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officers as of the date first set forth above.

LAPOLLA INDUSTRIES, INC.

By:	/s/ Michael T. Adams, EVP
Name:	Michael T. Adams
Title:	Executive Vice President